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                                                                      EXHIBIT 11


                STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                                (IN THOUSANDS)
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
                                                                      December        December
                                                                      31, 1995        29, 1996
                                                                   ---------------  -------------
Primary earnings per share:
 Weighted average number of shares outstanding................               7,915         20,072
 Dilutive effect of common stock options and warrants.........               1,744          2,272
                                                                   ---------------  -------------
 Adjusted primary weighted average number of
  common and equivalent shares outstanding....................               9,659         22,344
                                                                   ===============  =============
Fully diluted earnings per share:
 Weighted average number of shares outstanding................               7,915         20,072
 Dilutive effect of common stock options and warrants........                1,744          2,325
                                                                   ---------------  -------------
 Adjusted fully diluted weighted average number of
  common and equivalent shares outstanding....................               9,659         22,397
                                                                   ===============  =============
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